Exhibit 99.1

[For Immediate Release]

CHOICE HOTELS INTERNATIONAL UPDATES 2020 OUTLOOK IN RESPONSE TO RAPIDLY EVOLVING COVID-19 IMPACT

ROCKVILLE, Md. (March 17, 2020) – Choice Hotels International, Inc. (NYSE: CHH), one of the world’s largest lodging franchisors, today announced the withdrawal of its previously issued first quarter and full year 2020 guidance, which did not contemplate the impact of the worldwide spread of the coronavirus (COVID-19).

Patrick Pacious, president and chief executive officer, Choice Hotels, said, “The safety and well-being of guests, franchisees and associates is our top priority during these challenging and unprecedented times. We are working closely with our hotel owners and operators in managing difficulties posed by COVID-19 and helping mitigate the impact on their business by providing best-in-class franchisee resources and implementing timely changes to policies and procedures aimed at extending relief and minimizing disruptions. Concurrently, we remain committed to serving guests and the communities across the world where our hotels operate.”

“We are not able to precisely quantify the impact on our projected results at this time, given the uncertainty surrounding the impact of COVID-19 on the global hospitality industry — and specifically on the U.S. travel market, where the majority of our franchised hotels are located — as well as the rapidly changing circumstances impacting our hospitality franchising business, directly and indirectly. Consequently, we are withdrawing the guidance we previously issued on February 18, 2020. We will continue to closely monitor the situation and expect to provide an update during our first quarter earnings call based on the best information then available.”

“We are confident in the continued resiliency of our asset-light franchise business model, the strength of our proven brands, and our ability to navigate through these trying times. We are deeply proud of Choice Hotels’ contributions to the hotel industry and the foundation that we’ve built over the course of our more than 80-year history, all of which position the company for continued, long-term success.”

About Choice Hotels

Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world. With more than 7,000 hotels, representing over 590,000 rooms, in over 40 countries and territories as of December 31, 2019, the Choice® family of hotel brands provide business and leisure travelers with a range of high-quality lodging options from limited service to full-service hotels in the upscale, midscale, extended-stay and economy segments. The award-winning Choice Privileges® loyalty program offers members benefits ranging from everyday rewards to exceptional experiences. For more information, visit www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions, and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings, and other financial and operational measures, our liquidity, our ability to assist franchisees through relief or other financial measures, our ability to minimize or manage disruptions posed by COVID-19, and the impact of COVID-19 and economic conditions on our future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties, and other factors.

Several factors could cause actual results, performance, or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, continuation or worsening of COVID-19 pandemic; changes in consumer demand; the impact of COVID-19 on the global hospitality industry, particularly in the U.S. travel market, changes to general, domestic, and foreign economic conditions, including as a result of COVID-19; future global outbreaks of pandemics or contagious diseases or fear of such outbreaks; foreign currency fluctuations; operating risks common in the lodging and franchising industries; impairments or losses relating to acquired businesses, changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel-development, ownership and financing activities; fluctuations in the supply and demand for hotels rooms; our ability to realize anticipated benefits from acquired businesses; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations, especially in areas currently most affected by COVID-19; the outcome of litigation; and our ability to manage our indebtedness. These and other risk factors are discussed in detail in the company’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports filed on Form 10-Q. Except as may be required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contacts

Scott Oaksmith, Senior Vice President, Real Estate and Finance

Allie Summers, Director, Investor Relations

IR@choicehotels.com

© 2020 Choice Hotels International, Inc. All rights reserved.